UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 17, 2006

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona  85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Some of the information required by this Item 1.01 of this Current Report is also being furnished under Item 2.03 - “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”  The information reported under Item 2.03 of this Current Report is incorporated in this Item 1.01 by reference.

In connection with the transaction described in Item 2.03 of this Current Report, Spirit Finance Corporation (the “Company”) entered into an Amended and Restated Property Management and Servicing Agreement among Spirit Master Funding, LLC, each joining party thereto, the Company and Midland Loan Services, Inc., dated as of March 17, 2006,  (the “Amended and Restated Property Management Agreement”). The Amended and Restated Property Management Agreement is attached hereto as Exhibit 10.1. Under the Amended and Restated Property Management Agreement, the Company will service the mortgage loans and leases on the mortgaged properties included in the Collateral Pool (defined below). Midland Loan Services, Inc. will act as back-up manager under the Amended and Restated Property Management Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 17, 2006, Spirit Master Funding, LLC, a subsidiary of the Company, entered into an Amended and Restated Master Indenture, between Spirit Master Funding, LLC and Citibank, N.A., dated as of March 17, 2006 (the “Amended and Restated Indenture”) as supplemented by the Series 2005-1 Indenture Supplement among Spirit Master Funding, LLC and Citibank, N.A. dated as of July 26, 2005, and the Series 2006-1 Indenture Supplement, among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, a subsidiary of the Company (collectively with Spirit Master Funding, LLC, the “Issuers”) and Citibank, N.A., dated as of March 17, 2006 (the “Supplement”), pursuant to which the Issuers issued $301,820,000 of their Net-Lease Mortgage Notes, Series 2006-1 (the “Notes”). The Amended and Restated Indenture is attached to this report as Exhibit 4.1 and the Supplement is attached to this report as Exhibit 4.2. The Notes consist of one class designated as the Class A Notes. The Notes have an aggregate initial principal balance of $301,820,000, will amortize monthly and will accrue interest at an annual rate of 5.76%. The Class A Notes are rated “AAA” by Standard & Poor’s Ratings Services and “Aaa” by Moody’s Investors Service, Inc. and will mature in March 2021. The Notes may be prepaid by the Issuers at any time, subject to a make whole prepayment premium. The timely payment of the scheduled interest and ultimate payment of principal on the Notes are guaranteed under an insurance policy issued by Ambac Assurance Corporation.

The Notes are secured by a pool of collateral (the “Collateral Pool”) which includes, among other things: (i) fee title to 482 commercial real estate properties (“Mortgaged Properties”), (ii) 96 monthly pay, first lien, commercial mortgage loans, and (iii) four commercial equipment loans secured by equipment used in the operation of a Mortgaged Property. The Collateral Pool also secures the Net-Lease Mortgage Notes, Series 2005-1 issued by Spirit Master Funding, LLC on July 26, 2005. The Amended and Restated Indenture permits the issuance of additional series of notes (the “Related Series Notes”) from time to time, with the Notes and any Related Series Notes secured by the same Collateral Pool. The Amended and Restated Indenture also permits the substitution of additional commercial mortgage loans or Mortgaged Properties from time to time subject to certain conditions. The Amended and Restated Indenture includes customary events of default including the acceleration of principal due on the Notes in the event of nonpayment.

The foregoing description of the Notes and the Amended and Restated Indenture is qualified in its entirety by reference to the Amended and Restated Indenture and the Supplement, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Amended and Restated Master Indenture dated as of March 17, 2006, between Spirit Master Funding, LLC and Citibank, N.A., as indenture trustee.

4.2	Series 2006-1 Indenture Supplement dated as of March 17, 2006, between Spirit Master Funding, LLC, Spirit Master Funding II, LLC and Citibank, N.A., as indenture trustee.

10.1	Amended and Restated Property Management and Servicing Agreement dated as of March 17, 2006, among Spirit Master Funding, LLC, Spirit Finance Corporation and Midland Loan Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: March 21, 2006	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Master Indenture dated as of March 17, 2006, between Spirit Master Funding, LLC and Citibank, N.A., as indenture trustee.

4.2	Series 2006-1 Indenture Supplement dated as of March 17, 2006, between Spirit Master Funding, LLC, Spirit Master Funding II, LLC and Citibank, N.A., as indenture trustee.

10.1	Amended and Restated Property Management and Servicing Agreement dated as of March 17, 2006, among Spirit Master Funding, LLC, Spirit Finance Corporation and Midland Loan Services, Inc.